NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Announces Chief Financial Officer Succession,
Appoints Chief Accounting Officer

WARSAW, N.Y., April 15, 2013 – Financial Institutions, Inc. (Nasdaq: FISI) has named Kevin B. Klotzbach as chief financial officer and executive vice president in addition to his current role as treasurer, effective immediately. In addition, the organization has appointed Michael D. Grover, CPA, to the newly established post of chief accounting officer.

Karl F. Krebs, who served as the organization’s CFO since October 2009, will remain with the company through a brief transition period, ensuring a smooth first quarter 2013 closing process as well as the filing and certification of quarterly financial statements.

“This succession plan allows us to simplify operations, creating an improved cost structure. At the same time, these appointments recognize Kevin’s and Michael’s experience and acumen,” said Financial Institutions President and Chief Executive Officer Martin K. Birmingham. “On behalf of the entire company, I thank Karl for his contributions. He helped us significantly expand the markets we serve, the profits we generate and the return we provide to our shareholders. We wish him well in his future endeavors.”

John E. Benjamin, chairman of the Board of Directors, stated, “Kevin and Mike are ideal choices to help lead Financial Institutions and Five Star forward. Both have worked alongside our executives and my fellow Board members for more than a decade. We believe their insights and expertise will make substantial contributions as we pursue continued growth in the years to come.”

In his expanded role, Mr. Klotzbach, 60, will be responsible for all company-wide financial functions and processes, including accounting and reporting, treasury, insurance, planning and analysis, and investor relations. He will continue to be a member of the Executive Management Committee.

Mr. Klotzbach has served as senior vice president and treasurer of Five Star Bank since 2001. From 1999 to 2001, Mr. Klotzbach was the chief investment officer at Greater Buffalo Savings Bank. Earlier in his career, he held various executive, portfolio management and risk management positions with Key Bank, Empire Federal Savings Bank and Merrill Lynch Asset Management. A native of Western New York State, he holds a B.A. in Economics from Buffalo State College.

Mr. Grover, 41, was most recently senior vice president, Financial Reporting and Tax for Five Star Bank, which he joined in 1999 as a senior accountant. A longtime Western New York resident, he previously held public accounting positions with Battaglia, Andrews and Moag, which is now Freed Maxick, and KPMG. He earned his B.S. in Accounting from the State University of New York at Geneseo.

About Financial Institutions, Inc.

With over $2.7 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the NASDAQ Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

Media Contact:
Mike McDougall, APR
McDougall Communications
Phone: 585.789.1623
Email: mike@mcdougallpr.com

Investor Contact:

Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com